                                                                   EXHIBIT 10.50



================================================================================



                      AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of December 28, 1999

                                      among

                               CLARK/BARDES, INC.

                                  as Borrower,


                              BANK ONE, TEXAS, N.A.

                            as Administrative Agent,

                         U.S. BANK NATIONAL ASSOCIATION

                                  as Co-Agent,

                         CERTAIN FINANCIAL INSTITUTIONS

                                   as Lenders,

                                       and

                         BANK ONE CAPITAL MARKETS, INC.

                      as Lead Arranger and Sole Book Runner


===============================================================================

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS ........................................................1

ARTICLE II THE CREDITS ......................................................14
                  2.1    Commitments ........................................14
                  2.2    Required Payments; Termination .....................15
                  2.3    Ratable Loans ......................................15
                  2.4    Types of Advances ..................................15
                  2.5    Commitment Fee; Reductions in Aggregate
                         Commitment .........................................15
                  2.6    Minimum Amount of Each Advance .....................16
                  2.7    Optional Principal Payments ........................16
                  2.8    Method of Selecting Types and Interest Periods
                         for New Advances ...................................16
                  2.9    Conversion and Continuation of Outstanding
                         Advances ...........................................16
                  2.10   Changes in Interest Rate, etc. .....................17
                  2.11   Rates Applicable After Default .....................17
                  2.12   Method of Payment ..................................17
                  2.13   Noteless Agreement; Evidence of Indebtedness .......17
                  2.14   Telephonic Notices .................................18
                  2.15   Interest Payment Dates; Interest and Fee Basis .....18
                  2.16   Notification of Advances, Interest Rates,
                         Prepayments and Commitment Reductions ..............19
                  2.17   Lending Installations ..............................19
                  2.18   Non-Receipt of Funds by the Agent ..................19
                  2.19   Extension of Revolving Credit Termination Date .....19
                  2.20   Replacement of Lender ..............................19

ARTICLE III YIELD PROTECTION; TAXES .........................................20
                  3.1    Yield Protection ...................................20
                  3.2    Changes in Capital Adequacy Regulations ............20
                  3.3    Availability of Types of Advances ..................21
                  3.4    Funding Indemnification ............................21
                  3.5    Taxes ..............................................21
                  3.6    Lender Statements; Survival of Indemnity ...........23

ARTICLE IV CONDITIONS PRECEDENT .............................................23
                  4.1    Initial Advance ....................................23
                  4.2    Each Advance .......................................24

ARTICLE V REPRESENTATIONS AND WARRANTIES ....................................24
                  5.1    Existence and Standing .............................24
                  5.2    Authorization and Validity .........................24
                  5.3    No Conflict; Government Consent ....................25
                  5.4    Financial Statements ...............................25

                  5.5    Material Adverse Change ............................25
                  5.6    Taxes ..............................................25
                  5.7    Litigation and Contingent Obligations ..............25
                  5.8    Subsidiaries .......................................26
                  5.9    ERISA ..............................................26
                  5.10   Accuracy of Information ............................26
                  5.11   Regulation U .......................................26
                  5.12   Material Agreements ................................26
                  5.13   Compliance With Laws ...............................26
                  5.14   Ownership of Properties ............................26
                  5.15   Plan Assets; Prohibited Transactions ...............26
                  5.16   Environmental Matters ..............................27
                  5.17   Investment Company Act .............................27
                  5.18   Public Utility Holding Company Act .................27
                  5.19   Year 2000 ..........................................27
                  5.20   Insurance ..........................................27
                  5.21   Solvency ...........................................27

ARTICLE VI COVENANTS ........................................................28
                  6.1    Financial Reporting ................................28
                  6.2    Use of Proceeds ....................................29
                  6.3    Notice of Default ..................................29
                  6.4    Conduct of Business ................................29
                  6.5    Taxes ..............................................29
                  6.6    Insurance ..........................................29
                  6.7    Compliance with Laws ...............................30
                  6.8    Maintenance of Properties ..........................30
                  6.9    Inspection .........................................30
                  6.10   Dividends ..........................................30
                  6.11   Indebtedness .......................................30
                  6.12   Merger .............................................30
                  6.13   Sale of Assets .....................................30
                  6.14   Investments and Acquisitions .......................31
                  6.15   Liens ..............................................32
                  6.16   Reserved ...........................................32
                  6.17   Year 2000 ..........................................32
                  6.18   Affiliates .........................................33
                  6.19   Subordinated Indebtedness ..........................33
                  6.20   Omitted ............................................33
                  6.21   Sale of Accounts ...................................33
                  6.22   Sale and Leaseback Transactions and other Off-
                         Balance Sheet Liabilities ..........................33
                  6.23   Contingent Obligations .............................33
                  6.24   Letters of Credit ..................................33
                  6.25   Financial Covenants ................................33
                  6.26   Investment Company .................................34
                  6.27   Hedging Obligation .................................34
ARTICLE VII DEFAULTS ........................................................34

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES .................36
                  8.1    Acceleration .......................................36
                  8.2    Amendments .........................................37
                  8.3    Preservation of Rights .............................37

ARTICLE IX GENERAL PROVISIONS ...............................................37
                  9.1    Survival of Representations ........................37
                  9.2    Governmental Regulation ............................38
                  9.3    Headings ...........................................38
                  9.4    Entire Agreement ...................................38
                  9.5    Several Obligations; Benefits of this Agreement ....38
                  9.6    Expenses; Indemnification ..........................38
                  9.7    Usury Savings Clause ...............................39
                  9.8    Accounting .........................................39
                  9.9    Severability of Provisions .........................39
                  9.10   Nonliability of Lenders ............................40
                  9.11   Confidentiality ....................................40
                  9.12   Nonreliance ........................................40
                  9.13   Disclosure .........................................40

ARTICLE X THE AGENT .........................................................40
                  10.1   Appointment; Nature of Relationship ................40
                  10.2   Powers .............................................41
                  10.3   General Immunity ...................................41
                  10.4   No Responsibility for Loans, Recitals, etc. ........41
                  10.5   Action on Instructions of Lenders ..................41
                  10.6   Employment of Agents and Counsel ...................42
                  10.7   Reliance on Documents; Counsel .....................42
                  10.8   Agent's Reimbursement and Indemnification ..........42
                  10.9   Notice of Default ..................................42
                  10.10  Rights as a Lender .................................42
                  10.11  Lender Credit Decision .............................42
                  10.12  Successor Agent ....................................43
                  10.13  Agent's Fee ........................................43
                  10.14  Delegation to Affiliates ...........................43
                  10.15  Execution of Collateral Documents ..................43
                  10.16  Collateral Releases ................................43
                  10.17  Co-Agents and Arranger .............................44

ARTICLE XI SETOFF; RATABLE PAYMENTS .........................................44
                  11.1   Setoff .............................................44
                  11.2   Ratable Payments ...................................44
                  11.3   Proceeds of Collateral .............................44

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS ...............45
                  12.1   Successors and Assigns .............................45
                  12.2   Participations .....................................45
                  12.3   Assignments ........................................46

                  12.4   Dissemination of Information .......................46
                  12.5   Tax Treatment ......................................46

ARTICLE XIII NOTICES ........................................................47
                  13.1   Notices ............................................47
                  13.2   Change of Address ..................................47

 ARTICLE XIV COUNTERPARTS ...................................................47

 ARTICLE CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL .......47
                  15.1   CHOICE OF LAW ......................................47
                  15.2   CONSENT TO JURISDICTION ............................47
                  15.3   WAIVER OF JURY TRIAL ...............................48


                             SCHEDULES AND EXHIBITS

          Pricing Schedule
          Commitment Schedule
          Exhibit A - Form of Opinion
          Exhibit B - Form of Compliance Certificate
          Exhibit C - Form of Assignment Agreement
          Exhibit D - Form of Transfer Instructions
          Exhibit E-1 - Form of Term Note
          Exhibit E-2 - Form of Revolving Note
          Schedule 1 - Subsidiaries and Other Investments
          Schedule 2 - Indebtedness and Liens
          Schedule 6.11 - Specific Indebtedness

                      AMENDED AND RESTATED CREDIT AGREEMENT


         This Amended and Restated Credit Agreement, dated as of the 28th day of December, 1999, is among CLARK/BARDES, INC., a Delaware corporation, the LENDERS and BANK ONE, TEXAS, N.A., as Agent. The parties hereto agree as follows:

                                    RECITALS:

         I. Borrower, Agent and certain of the Lenders have previously entered into that certain Credit Agreement (as heretofore amended, modified, and supplemented, the "EXISTING CREDIT AGREEMENT") dated as of January 15, 1999, pursuant to which the Lenders agreed to make the Loan available to Borrower. The Existing Credit Agreement has been previously modified and amended pursuant to
(i) that certain Consent and Agreement dated as of April 6, 1999, (ii) that certain Consent and Agreement dated as of May 14, 1999, and (iii) that certain Consent and Agreement dated as of August 30, 1999.

         II. Payment and performance of the Obligations (under and as defined in the Existing Credit Agreement) under the Loan are guaranteed by Parent pursuant to that certain Guaranty Agreement (the "Existing Guaranty") executed by Parent in favor of Agent and the Lenders. In connection with the execution of this Agreement, Schoenke Hawaii (as hereinafter defined) shall execute the Security Agreement.

         III. The Borrower has requested certain modifications and amendments to, and consents under, the Existing Credit Agreement. The Borrower, Agent and the Lenders desire to execute this Agreement to amend and restate the Existing Credit Agreement to effect such changes to the Existing Credit Agreement and to add certain parties as Lenders hereunder. Accordingly, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement:

         "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "ACQUISITION EBITDA" is defined in the definition of Consolidated
EBITDA.

         "ADVANCE" means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.


AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)             Page 1

         "ADVANCE RATE" means, with respect to fees and commissions owing by (i) insurance companies which are currently included in the Borrowing Base, 80%,
(ii) insurance companies which are not currently included in the Borrowing Base but with which Borrower subsequently commences doing business (other than those covered under clause (iii) below), and who have a financial strength rating by S&P or Moody's below A or are unrated, 0%, and (iii) companies which Borrower proposes to include in the Borrowing Base and which arise out of an Acquisition by Borrower, the advance rate set forth below opposite such company's financial strength rating by S&P or Moody's (or the lower rating in the event of a conflict):

           S&P Rating                     Moody's Rating                   Advance Rate
           ----------                  --------------------                ------------
          A or better                      A or better                         80%
               A-                               A2                             70%
              BBB+                             Baa1                            50%
              BBB                              Baa2                            30%
     below BBB or unrated              below Baa or unrated                     0%

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "AGENT" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

         "AGGREGATE COMMITMENT" means the sum of (i) the commitment amount of the Revolving Credit Facility in the amount of $75,000,000, as reduced from time to time pursuant to the terms hereof, including, without limitation, Section
2.1.1. and Section 2.5., plus (ii) the amount of the Term Loan.

         "AGREEMENT" means this Amended and Restated Credit Agreement, as it may be amended or modified and in effect from time to time.

         "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

         "ALTERNATE BASE RATE" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "APPLICABLE FEE RATE" means, at any time, the percentage rate per annum at which Commitment Fees are accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.


AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 2

         "APPLICABLE MARGIN" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

         "ARRANGER" means Bank One Capital Markets, Inc., an Illinois corporation, and its successors.

         "ARTICLE" means an article of this Agreement unless another document is specifically referenced.

         "ASSUMED EXPENSE ALLOWANCE" means an expense and commission percentage of twenty-five percent (25%).

         "ATTRITION RATE" means the yearly rate of attrition of renewals of existing policies and contracts, which for purposes of calculating Present Value of Renewals, is (i) 7.5% with respect to contracts and policies resulting from the Acquisition of HCS, (ii) 12.5% with respect to contracts and policies resulting from the acquisition of BCA, (iii) 5% with respect to all other contracts and policies in effect at the date of this Agreement, and (iv) a rate to be determined by Agent based on the historical attrition rate of renewals for any contracts and policies which arise from Acquisitions following the date of this Agreement.

         "AUTHORIZED OFFICER" means any of the Chief Financial Officer, the Controller, the President of the Borrower, or any other person designated in writing by any of the foregoing persons, acting singly.

         "BANK ONE" means Bank One, Texas, N.A., in its individual capacity, and its successors.

         "BCA" means Bank Consultants of America.

         "BORROWER" means Clark/Bardes, Inc., a Delaware corporation, and its successors and assigns.

         "BORROWING BASE" means an amount equal to (i) the applicable Advance Rate times the Net Present Value of Renewals, minus (ii) Borrower's Consolidated Funded Indebtedness (other than that certain Promissory Note dated September 18, 1998 in the stated principal amount of $2,000,000 executed by Borrower as maker in favor of Schoenke & Associates Securities Corporation as payee (the "Schoenke Note")), each as indicated in the most recently delivered quarterly compliance certificate and as such amount is approved by Agent.

         "BORROWING DATE" means a date on which an Advance is made hereunder.

         "BORROWING NOTICE" is defined in Section 2.8.

         "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Dallas and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Dallas for the conduct of substantially all of their commercial lending activities.

         "CAPITAL EXPENDITURES" means, without duplication, any expenditures for any purchase or other acquisition (other than an Acquisition) of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles excluding (i) the cost of assets acquired with Capitalized Lease Obligations, (ii)


AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)                Page 3
expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss and (iii) leasehold improvement expenditures for which the Borrower or a Subsidiary is reimbursed promptly by the lessor.

         "CAPITALIZED LEASE" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CASH EQUIVALENT INVESTMENTS" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

         "CHANGE IN CONTROL" means (i) the acquisition by any Person, or two or more Persons acting in concert, other than any such Person or Persons in the Control Group, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of voting stock of the Borrower or Parent;
(ii) Parent shall cease to own, free and clear of all Liens or other encumbrances, at least 100% of the outstanding shares of voting stock of the Borrower on a fully diluted basis; (iii) the failure of W. T. Wamberg ("Wamberg") to (a) continue to own the greater of (1) 5% of the outstanding capital stock of Parent or (2) more of the outstanding capital stock in Parent than any other person in the Control Group or (b) continue to act as Chairman of the Board of Directors of Parent.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "COLLATERAL" means all of the assets (fixed and intangible, and whether or not such assets would be included on a Balance Sheet of such Person in accordance with Agreement Accounting Principles) of Borrower and Parent, including, without limitation, all of the outstanding capital stock in Borrower, which Collateral is to be pledged to the Lenders pursuant to the Collateral Documents.

         "COLLATERAL DOCUMENTS" means, collectively, (i) the Pledge and Security Agreement dated of even date with the Existing Credit Agreement executed by Borrower and Parent, in favor of Lenders pursuant to which Borrower and Parent pledged and granted a security interest in the Collateral, (ii) the Guaranty, and (iii) the Security Agreement.

         "COMMITMENT" means, for each Lender, the obligation of such Lender to make Loans not exceeding such Lender's Commitment Percentage of the Aggregate Commitment.

         "COMMITMENT SCHEDULE" means the Schedule attached hereto identified as such.

         "COMMITMENT PERCENTAGE" means, for each Lender, the percentage of the Aggregate Commitment such Lender has committed to make available to the Borrower as set forth in the Commitment Schedule, or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to
Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.


AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 4

         "CONSOLIDATED CAPITAL EXPENDITURES" means, with reference to any period, the Capital Expenditures of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "CONSOLIDATED EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid during such period, (iii) depreciation, (iv) amortization and (v) extraordinary losses incurred other than in the ordinary course of business and other than as a result of discontinuation of operations, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis. Consolidated EBITDA shall be adjusted if Borrower consummates a Permitted Acquisition during the period in question to include the effect of pro-forma EBITDA for the company acquired (based on EBITDA [calculated in the same manner as Consolidated EBITDA] of the company acquired for the four quarters preceding the date of acquisition), which amount shall be adjusted, with the approval of Required Lenders, to negate the effect of excessive salaries and quantifiable non-recurring expenses ("ACQUISITION EBITDA"). The foregoing adjustment based on Acquisition EBITDA is conditioned upon receipt and approval by Required Lenders of information substantiating such adjustment, including, without limitation, audited financial statements (or, with the consent of Required Lenders, compiled financial statements certified by the Chief Financial Officer of Borrower) of the company acquired for the most recently ended fiscal year.

         "CONSOLIDATED FUNDED INDEBTEDNESS" means at any time the aggregate dollar amount of Consolidated Indebtedness which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time, including, without limitation, all Permitted Acquisition Indebtedness.

         "CONSOLIDATED INDEBTEDNESS" means at any time the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

         "CONSOLIDATED INTEREST EXPENSE" means, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period (excluding fees paid to Agent and the Lenders in connection with closing of the transaction contemplated by this Agreement).

         "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "CONSOLIDATED NET WORTH" means at any time the consolidated stockholders' equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

         "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

         "CONTROL GROUP" means the following individuals: Tom Wamberg, Mel Todd, Tom Pyra, Larry Hendrickson, and Rich Chapman.

         "CONTROLLED GROUP" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.


AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 5

         "CONVERSION/CONTINUATION NOTICE" is defined in Section 2.9.

         "CORPORATE BASE RATE" means a rate per annum equal to the corporate base rate of interest announced by Bank One from time to time, changing when and as said corporate base rate changes.

         "DEFAULT" means an event described in Article VII.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "EURODOLLAR ADVANCE" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

         "EURODOLLAR BASE RATE" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable London interbank offered rate for deposits in U.S. dollars appearing on Dow Jones Markets (Telerate) Page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if Dow Jones Markets (Telerate) Page 3750 is not available for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable London interbank offered rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period.

         "EURODOLLAR LOAN" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the applicable Eurodollar Rate.

         "EURODOLLAR RATE" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "EXCESS CASH FLOW" means (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense, plus (iii) depreciation, plus (iv) amortization, minus (v) payments of principal and interest on the Consolidated Funded Indebtedness, minus (vi) Consolidated Capital Expenditures, each of which is to be determined for the 12 month period immediately preceding the date of determination in accordance with Agreement Accounting Principles.

         "EXCLUDED TAXES" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it.

         "EXHIBIT" refers to an exhibit to this Agreement, unless another document is specifically referenced.


AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 6

         "EXTENSION DATE" is defined in Section 2.19.

         "EXTENSION REQUEST" is defined in Section 2.19.

         "FACILITY TERMINATION DATE" means, (i) with respect to each Term Conversion, five (5) years after the date of such Term Conversion, and (ii) with respect to the entire Revolving Credit Facility, December 31, 2007, or any later date as may be specified as the Facility Termination Date in accordance with
Section 2.19.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Dallas, Texas time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "FINANCIAL CONTRACT" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates, forward rates or commodity prices, including, but not limited to, interest rate swap or exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

         "FLOATING RATE" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

         "FLOATING RATE ADVANCE" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "FLOATING RATE LOAN" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "GUARANTOR" means collectively, (i) Parent and its successors and assigns, and (ii) each Subsidiary of Borrower or Parent (other than Wamberg Financial Corporation and Schoenke Hawaii) and its successors and assigns.

         "GUARANTY" means that certain Unlimited Guaranty dated as of January 15, 1999, executed by Parent in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

         "HCS" means Health Compensation Strategies, Inc.

         "INDEBTEDNESS" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations, (viii) Letters of Credit, (ix) Net Mark-to-Market Exposure of Rate


AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 7

Hedging Agreements and other Financial Contracts, (x) Off-Balance Sheet Liabilities, (xi) Operating Lease Obligations, (xii) Rate Hedging Obligations,
(xiii) Sale and Leaseback Transactions and (xiv) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

         "INTEREST PERIOD" means, with respect to a Eurodollar Advance, a period of one, three, six or twelve months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, three, six or twelve months thereafter, provided, however, that if there is no such numerically corresponding day in such next, third, sixth or twelfth succeeding month, such Interest Period shall end on the last Business Day of such next, third, sixth or twelfth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "INVESTMENT" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "LENDERS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "LENDING INSTALLATION" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

         "LETTER OF CREDIT" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "LEVERAGE RATIO" means, as of any date of calculation, the ratio of (i) Consolidated Funded Indebtedness outstanding on such date to (ii) Consolidated EBITDA for the Borrower's then most-recently ended four fiscal quarters.

         "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "LOAN" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

         "LOAN DOCUMENTS" means this Agreement and any Term Notes or Revolving Notes issued pursuant to Section 2.13, the Collateral Documents, the Guaranty and any other agreement or instrument executed in connection herewith or therewith.


AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 8

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

         "MATERIAL INDEBTEDNESS" is defined in Section 7.5.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MULTIEMPLOYER PLAN" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "NET MARK-TO-MARKET EXPOSURE" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Hedging Agreements. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Hedging Agreement as of the date of determination (assuming the Rate Hedging Agreement were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Hedging Agreement as of the date of determination (assuming such Rate Hedging Agreement were to be terminated as of that date).

         "NET PRESENT VALUE OF RENEWALS" an amount equal to the product of
(i) the advance rate of 90%, times (ii) one minus the Assumed Expense Allowance, times (iii) the Present Value of Renewals.

         "NON-U.S. LENDER" is defined in Section 3.5(iv).

         "NOTE" means any promissory note issued at the request of a Lender pursuant to Section 2.13 in the form of Exhibit E-l or E-2, as applicable.

         "NOTICE OF ASSIGNMENT" is defined in Section 12.3.2.

         "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents.

         "OFF-BALANCE SHEET LIABILITY" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called "synthetic lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

         "OPERATING LEASE" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "OPERATING LEASE OBLIGATIONS" means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under Agreement


AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 9

Accounting Principles if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Borrower and its Subsidiaries.

         "OTHER TAXES" is defined in Section 3.5(ii).

         "PARENT" means Clark/Bardes Holdings, Inc., a Delaware corporation, of which Borrower is a Wholly Owned Subsidiary.

         "PARTICIPANTS" is defined in Section 12.2.1.

         "PAYMENT DATE" means the first (1st) day of each month.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PERMITTED ACQUISITION" means (a) an Acquisition by the Borrower or an Affiliate or Subsidiary of the Borrower (which is or becomes a Guarantor hereunder) which is approved in writing by Required Lenders, and (b) an Acquisition by Borrower or an Affiliate of the Borrower of companies in the same or substantially similar industry as the Borrower where (i) the total consideration for such Acquisition is less than $20,000,000 and the cash portion of such total is less than $10,000,000; provided, however, if less than fifty percent (50%) of the assets purchased for such Acquisition are from existing inforce insurance, the total consideration for such Acquisition is less than $5,000,000, and (ii) financial projections for the Borrower (together with the entity to be acquired) for the period following such Acquisition (verified by receipt by Required Lenders of information substantiating such projections, including, without limitation, audited financial statements [or, with the consent of Required Lenders, compiled financial statements certified by the Chief Financial Officer of the Borrower] of the company acquired for the most recently ended fiscal year, and approval by Required Lenders of the accuracy of such information and the methodology employed in making such projections) is delivered to Required Lenders, indicating that such acquisition will not cause the Borrower to be in default of any covenant contained herein.

         "PERMITTED ACQUISITION INDEBTEDNESS" means Indebtedness incurred by the Borrower or an Affiliate of the Borrower as a portion of the purchase price of a Permitted Acquisition, which Indebtedness is Subordinated Indebtedness and otherwise on terms and conditions satisfactory to Agent.

         "PERMITTED EMPLOYEE AND PRODUCER LOANS" means (i) secured advances to the Borrower's employees or producers in the aggregate not to exceed $1,000,000 and (ii) unsecured advances to the Borrower's employees or producers in the aggregate not to exceed $50,000.

         "PERMITTED INDEBTEDNESS" is defined in Section 6.11.

         "PERMITTED PURCHASE MONEY OBLIGATIONS" means purchase money obligations (including capital leases) incurred in the ordinary course of business of the Borrower which are not in excess of $750,000 outstanding at any one time.

         "PERMITTED REPURCHASE" is defined in Section 6.10.

         "PERSON" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.


AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)              Page 10

         "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "PRESENT VALUE OF RENEWALS" means the net commissions and fees to be earned by Borrower (after deducting the amount required to be paid to the producer thereof) on renewals of existing policies and contracts (excluding [i] any surrendered or lapsed policies or contracts and any policies or contracts for which Borrower has received notice of non-renewal and [ii] any policies or contracts which secure the Schoenke Note) for the 10 year period following the date of determination (deducting, for each year after such date, the applicable Attrition Rate [i.e. multiplied by one minus such applicable Attrition Rate for each such year]), discounted to present value at a per annum rate equal to twelve percent (12%).

         "PRICING SCHEDULE" means the Schedule attached hereto identified as such.

         "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "PURCHASERS" is defined in Section 12.3.1.

         "RATE HEDGING AGREEMENT" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

         "RATE HEDGING OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Hedging Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "RENTALS" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

         "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.


AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)              Page 11

         "REPORTS" is defined in Section 9.6.

         "REQUIRED LENDERS" means Lenders in the aggregate having at least 66.67% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66.67% of the aggregate unpaid principal amount of the outstanding Advances.

         "RESERVE REQUIREMENT" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "REVOLVING CREDIT FACILITY" is defined in Section 2.1.

         "REVOLVING CREDIT TERMINATION BALANCE" means the aggregate principal amount of Advances under the Revolving Credit Facility outstanding on December 31 of each year after giving effect to any Advances made or repaid by such date, and less the Working Capital Sublimit.

         "REVOLVING CREDIT TERMINATION DATE" means, (i) with respect to each Term Conversion of a Year End Balance, December 31 of such year and (ii) with respect to the entire Revolving Credit Facility, December 31, 2002 or any later date as may be specified as the Revolving Credit Termination Date in accordance with Section 2.19 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "REVOLVING Note" is defined in Section 2.13.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "SALE AND LEASEBACK TRANSACTION" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

         "SCHEDULE" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "SCHOENKE HAWAII" means Schoenke & Associates of Hawaii, L.P., a Hawaiian limited partnership.

         "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

         "SECURITY AGREEMENT" means that certain Security Agreement of even date herewith executed by Schoenke Hawaii in favor of Lenders.

         "SINGLE EMPLOYER PLAN" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "SUBORDINATED INDEBTEDNESS" means Indebtedness of Borrower which (i) is expressly subordinate to the Loans, (ii) is designated by the Borrower in a certificate delivered to the Agent as "Subordinated Debt" at the time of the incurrence of such Indebtedness (or in the case of Indebtedness existing on the date hereof in a certificate delivered to the Agent on the date hereof), and
(iii) is approved in writing by Required Lenders as "Subordinated Debt".


AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)              Page 12

         "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower and a Subsidiary of Parent.

         "SUBSTANTIAL PORTION" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 15% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 15% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

         "TERM CONVERSION" is defined in Section 2.1.

         "TERM LOAN" means a term loan by the Lenders in accordance with their Commitment Percentages, in the aggregate amount of $25,000,000 (after a principal payment thereon on the date of this Agreement in the amount of $1,250,000).

         "TERM NOTE" is defined in Section 2.13.

         "TRANSFEREE" is defined in Section 12.4.

         "TYPE" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

         "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans and as if such Plans were terminated on that date.

         "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "WHOLLY-OWNED SUBSIDIARY" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         "WORKING CAPITAL SUBLIMIT" means that portion of the Revolving Credit Facility which shall be used solely for working capital and other general corporate purposes, which shall not exceed $5,000,000.

         "YEAR END BALANCE" is defined in Section 2.1.


AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)             Page 13

          "YEAR 2000 PROBLEM" means any significant risk that computer hardware or software used in the Borrower's business or operations will not in the case of any dates or time periods occurring after December 31, 1999 function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

          "YEAR 2000 PROGRAM" is defined in Section 5.19.

          The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

          2.1 Commitments.

              2.1.1 Revolving Credit Facility. From and including the date of this Agreement and prior to the Revolving Credit Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make revolving Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment Percentage of the lesser of (i) the Borrowing Base or (ii) $75,000,000 (the "REVOLVING CREDIT FACILITY"). Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility at any time prior to the Revolving Credit Termination Date. Commencing on March 31, 2000, and continuing on December 31 of each year until the Revolving Credit Termination Date, the Revolving Credit Termination Balance on such date (the "YEAR END BALANCE") shall convert (a "TERM CONVERSION") to a term loan, to be repaid as provided in Section 2.2; provided, that, the amount of the Term Conversion on March 31, 2000 may not exceed $30,000,000. Each Lender's Commitment to lend under the Revolving Credit Facility shall (i) be reduced by its Commitment Percentage of the term loans resulting from each Term Conversion and (ii) expire on the Revolving Credit Termination Date. Principal payments made (a) on such Year End Balances and (b) after the Revolving Credit Termination Date, may not be reborrowed. The Revolving Credit Facility (other than the Working Capital Sublimit, which shall be used for the purposes set forth in the definition thereof) shall be used solely for (x) the purchase of assets used in the ordinary course or Borrower's business and (y) Permitted Acquisitions.

              2.1.2 Term Loan. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to continue its Commitment Percentage of the Term Loan to the Borrower.

          2.2 Required Payments; Termination.

              2.2.1 Year End Balances. Commencing on the last day of March following each Term Conversion, and continuing on the last day of each June, September, December and March thereafter until paid in full, Borrower shall make a principal payment (in addition to the interest payments required by Section 2.15) on the Year End Balances to Agent for the account of each Lender in an amount equal to the Year End Balance of such Term Conversion, divided by twenty (20).

              2.2.2 Term Loan. Commencing on the last day of March, 1999, and continuing on the last day of each June, September, December and March thereafter until paid in full, Borrower shall make a principal payment (in addition to the interest payments required by Section 2.15) on the Term Loan to Agent for the account of each Lender in an amount equal to $1,250,000. The Term Loan shall be payable in full on December 31, 2004.

AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 14

              2.2.3 Other Mandatory Principal Payments. In addition to the principal payments provided for above in Sections 2.2.1 and 2.2.2, Borrower shall make a payment to Agent for the account of each Lender in an amount equal to (i) the amount by which (A) the balance of the Revolving Credit Facility at any time outstanding exceeds (B) the Borrowing Base, and (ii) 100% of the net cash proceeds (i.e. gross cash proceeds less ordinary and reasonable closing costs) of (X) the sale of any material asset, including but not limited to the sale of accounts receivable or renewals, but excluding the Cessna Citation V,
          (Y) the issuance of other Indebtedness other than Permitted Indebtedness (without implying the Lenders' consent to any such Indebtedness except as specifically provided herein), and (Z) the issuance of any equity securities by Borrower, Parent or any Subsidiary of Borrower or Parent (whether public or private, registered or unregistered). In addition, Borrower shall pay to Agent for the account of each Lender an annual payment (on March 31 of each year) of principal in an amount equal to sixty-five percent (65%) of Excess Cash Flow. If Borrower's Consolidated Funded Indebtedness exceeds eighty percent (80%) of the Net Present Value of Renewals as of the end of any of the four (4) calendar quarters preceding such date, then the mandatory prepayment required by the previous sentence shall be increased to eighty-five percent (85%) of Excess Cash Flow. Any mandatory prepayment under this Section 2.2.3 [other than those made pursuant to subsection (ii)(Z)] shall be applied first to the Term Loan, second to any then existing portion of the Revolving
          Credit Facility which is the subject of a Term Conversion, and third to the remainder of the Revolving Credit Facility, in each instance in the inverse order of maturity. Any mandatory prepayment under subsection (ii)(Z) shall be applied to any then existing portion of the Revolving Credit Facility which is not the subject of a Term Conversion, to the extent of the outstanding balance thereof.

              2.2.4 Revolving Credit Facility. On the Revolving Credit Termination Date which relates to the entire Revolving Credit Facility, Borrower shall pay to Agent for the account of each Lender, the outstanding balance of the Working Capital Sublimit of the Revolving Credit Facility, together with any accrued but unpaid interest, and any unpaid fees and expenses relating thereto.

Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

          2.3 Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in accordance with their respective Commitment Percentages.

          2.4 Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

          2.5 Commitment Fee; Reductions in Aggregate Commitment. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee at a per annum rate equal to the Applicable Fee Rate on the daily unused portion of such Lender's Commitment Percentage of the maximum amount of the Revolving Credit Facility from the date hereof to and including the Revolving Credit Termination Date, payable at the end of each calendar quarter hereafter and on the Revolving Credit Termination Date. In addition, the Borrower agrees to pay to the Agent for the account of each Lender a commitment fee at a per annum rate equal to the Applicable Fee Rate on such Lender's Commitment Percentage of the amount of the Term Loan not yet advanced from the date hereof to and including the date that the Term Loan is fully advanced, payable on the dates of the Advances under the Term Loan as provided in Section 2.1.2. The Borrower may permanently reduce the Aggregate Commitment (which shall also result in a reduction in the commitment fee provided for in the first sentence of this Section) in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding

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

Advances. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

          2.6 Minimum Amount of Each Advance. Each Eurodollar Advance and each Floating Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

          2.7 Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon one Business Days' prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by
Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent. Prior to the occurrence of an Unmatured Default, principal payments shall be applied to the Loans as determined by Borrower; after the occurrence of an Unmatured Default, principal payments shall be applied to the Loans as determined by Required Lenders. In any event, principal installments applied to the Term Loan shall be applied in the inverse order of maturity.

          2.8 Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "BORROWING NOTICE") not later than 10:00 a.m. (Dallas, Texas time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

              (i) the Borrowing Date, which shall be a Business Day, of such Advance,

              (ii) the aggregate amount of such Advance,

              (iii) the Type of Advance selected, and

              (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Dallas, Texas time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Dallas, Texas to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address. Borrower shall be entitled to no more than five
(5) Eurodollar Loans outstanding at any one time.

          2.9 Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section
2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a

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
"CONVERSION/CONTINUATION NOTICE") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Dallas, Texas time) at least three Business Days prior to the date of the requested conversion Or continuation, specifying:

              (i) the requested date, which shall be a Business Day, of such conversion or continuation,

              (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

              (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

          2.10 Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and Including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

          2.11 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 3% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 3% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

          2.12 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder.

          2.13 Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender


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

resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (ii) The Agent shall also maintain accounts in which it will record
(a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

          (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

          (iv) Any Lender may request that its Loans under the Term Loan be evidenced by a promissory note (a "TERM NOTE"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Term Note payable to the order of such Lender in the form attached hereto as Exhibit E-1. Thereafter, the Loans evidenced by such Term Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Term Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Term Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

          (v) Any Lender may request that its Loans under the Revolving Credit Facility be evidenced by a promissory note (a "REVOLVING NOTE"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Revolving Note payable to the order of such Lender in the form attached hereto as Exhibit E-2. Thereafter, the Loans evidenced by such Revolving Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Revolving Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Revolving Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

          2.14 Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

          2.15 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or

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


interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

          2.16 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

          2.17 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

          2.18 Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

          2.19 Extension of Revolving Credit Termination Date. The Borrower may request an extension of the Revolving Credit Termination Date by submitting a request for an extension to the Agent (an "EXTENSION REQUEST") no more than 60 days prior to the Revolving Credit Termination Date. The Extension Request must specify the new Facility Termination Date requested by the Borrower and the date (which must be at least 30 days after the Extension Request is delivered to the Agent) as of which the Lenders must respond to the Extension Request (the "RESPONSE DATE"). The new Revolving Credit Termination Date shall be no more than 364 days after the Revolving Credit Termination Date in effect at the time the Extension Request is received, including the Revolving Credit Termination Date as one of the days in the calculation of the days elapsed. Promptly upon receipt of an Extension Request, the Agent shall notify each Lender of the contents thereof and shall request each Lender to approve the Extension Request. Each Lender approving the Extension Request shall deliver its written consent no later than the Response Date. If the consent of each of the Lenders is received by the Agent, the Revolving Credit Termination Date specified in the Extension Request shall become effective on the existing Revolving Credit Termination Date and the Agent shall promptly notify the Borrower and each Lender of the new Revolving Credit Termination Date.

          2.20 Replacement of Lender. If the Borrower is required pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected

AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 19
an "AFFECTED LENDER"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5.

                                   ARTICLE III

                             YIELD PROTECTION; TAXES

          3.1 Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

              (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or

              (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

              (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Commitment, then, within 30 days of demand by such Lender and delivery to the Borrower of a certified calculation of the amounts owed hereunder, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

          3.2 Changes in Capital Adequacy Regulation. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 30 days of demand by

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






such Lender and delivery to the Borrower of a certified calculation of the amounts owed hereunder, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

          3.3 Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

          3.4 Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment (other than prepayments pursuant to Section 2.2.3) or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

          3.5 Taxes. (i) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

          (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("OTHER TAXES").

          (iii) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this
Section 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and

AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 21
expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

          (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "NON-U.S. LENDER") agrees that it will, not less than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 100 1 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and
(ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

          (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

          (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

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

          3.6 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

          4.1 Initial Advance. The Lenders shall not be required to make the initial Advance hereunder unless the Borrower has furnished to the Agent:

              (i) Copies of the articles or certificate of incorporation of the Borrower and each Guarantor, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

              (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower and each Guarantor, of their by-laws and of their Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower and each Guarantor is a party.

              (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower and each Guarantor, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower and such Guarantor authorized to sign the Loan Documents to which the Borrower and each Guarantor is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or a Guarantor.

              (iv) A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

              (v) A written opinion of the Borrower's and Guarantors' counsel, addressed to the Lenders in substantially the form of Exhibit A.

              (vi) Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 23

                  (vii) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

                  (viii) Information satisfactory to the Agent and the Required Lenders regarding the Borrower's Year 2000 Program.

                  (ix) The Collateral Documents, fully executed by all parties thereto.

                  (x) The insurance certificate described in Section 5.20.

                  (xi) A list of all existing insurance policies and contracts included in the current calculation of Net Present Value of Renewals, certified as true and correct by the chief financial officer of Borrower.

                  (xii) Such other documents as any Lender or its counsel may have reasonably requested.

          4.2 Each Advance. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

                  (i) There exists no Default or Unmatured Default.

                  (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

                  (iii) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

          Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making an Advance.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES


         The Borrower represents and warrants to the Lenders that:

         5.1 Existence and Standing. Each of the Borrower, Parent and their respective Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

          5.2 Authorization and Validity. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The

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
execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3 No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         5.4 Financial Statements. The September 30, 1999 consolidated financial statements of the Parent, Borrower and their respective Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

         5.5 Material Adverse Change. Since September 30, 1999 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Parent, Borrower and their respective Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.6 Taxes. The Parent, Borrower and their respective Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate. If the Borrower or any of its Subsidiaries is a limited liability company, each such limited liability company qualifies for partnership tax treatment under United States federal tax law.

         5.7 Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

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

         5.8 Subsidiaries. Schedule 1 contains an accurate list of all Subsidiaries of Parent and the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by Parent, the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

         5.9 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $500,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $500,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

          5.10 Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

          5.11 Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of Parent, the Borrower and their Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

          5.12 Material Agreements. Neither Parent, the Borrower nor any of their Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither Parent, the Borrower nor any of their Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness in excess of $50,000.

         5.13 Compliance With Laws. Parent, the Borrower and their Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.

         5.14 Ownership of Properties. Except as set forth on Schedule 2, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Subsidiaries.

         5.15 Plan Assets; Prohibited Transactions. Neither Parent nor the Borrower is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code, and "benefit plan investors" (as defined in 29 C.F.R. Section 2510.3-101(f)) do not own 25% or more of the value of any class of equity interests in the Borrower.

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

          5.16 Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

          5.17 Investment Company Act. Neither Borrower nor Parent is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          5.18 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.19 Year 2000. The Borrower has made a full and complete assessment of any potential Year 2000 Problems and has a realistic and achievable program for remediating such Year 2000 Problems on a timely basis (the "YEAR 2000 PROGRAM"). Based on such assessment and on the Year 2000 Program the Borrower does not reasonably anticipate that Year 2000 Problems will have a Material Adverse Effect.

          5.20 Insurance. The certificate signed by the President or Chief Financial Officer of the Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower with respect to itself and its Subsidiaries and that has been furnished by the Borrower to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

          5.21 Solvency. (i) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

          (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into


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

account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

                                   ARTICLE VI

                                    COVENANTS

          During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

          6.1 Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

              (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for Borrower, Parent and their Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by any management letter prepared by said accountants, and within 120 days after the last day of the third (3rd) calendar quarter of each year, a self-prepared report, which has been reviewed by Ernst & Young LLP, or such other independent certified public accounting firm acceptable to Agent confirming that the inforce insurance numbers in the year end Borrowing Base compliance certificate are accurate.

              (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

              (iii) As soon as available, but in any event within 90 days after the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Borrower for such fiscal year.

              (iv) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by an Authorized Officer of Borrower showing the calculations necessary to determine compliance with this Agreement, showing the calculation of the Borrowing Base and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

              (v) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

              (vi) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer of Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.


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

              (vii) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

              (viii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

              (ix) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

              (x) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

          6.2 Use of Proceeds. The Borrower will, and will cause Parent and each Subsidiary to, use the proceeds of the Advances for the purposes set forth in
Section 2.1. The Borrower will not, nor will it permit Parent or any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

          6.3 Notice of Default. The Borrower will, and will cause Parent and each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise (including, without limitation, developments with respect to Year 2000 Problems), which could reasonably be expected to have a Material Adverse Effect.

          6.4 Conduct of Business. The Borrower will, and will cause Parent and each Subsidiary to, carry on and conduct its business in a substantially similar manner and in a substantially similar field of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

          6.5 Taxes. The Borrower will, and will cause Parent and each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles. At any time that the Borrower or Parent or any Subsidiary is organized as a limited liability company, each such limited liability company will qualify for partnership tax treatment under United States federal tax law.

          6.6 Insurance. The Borrower will, and will cause Parent and each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.


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

          6.7 Compliance with Laws. The Borrower will, and will cause Parent and each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

          6.8 Maintenance of Properties. The Borrower will, and will cause Parent and each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

          6.9 Inspection. The Borrower will, and will cause Parent and each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, with reasonable notice, to inspect any of the Property, books and financial records of the Borrower, Parent and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower, Parent and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower, Parent and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate.

          6.10 Dividends. The Borrower will not, nor will it permit Parent or any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except (i) that any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary of Parent or Borrower, (ii) prior to the occurrence of a Default or Unmatured Default, Borrower may repurchase capital stock of Parent pursuant to its Employee Stock Purchase Plan ("ESPP REPURCHASES"), and (iii) prior to the occurrence of a Default or Unmatured Default, Borrower or Parent may otherwise repurchase or retire (as applicable) capital stock in Parent in an amount not to exceed $1,000,000 in the aggregate (a "PERMITTED REPURCHASE").

          6.11 Indebtedness. The Borrower will not, nor will it permit Parent or any Subsidiary to, create, incur or suffer to exist any Indebtedness, except the following (collectively, the "PERMITTED INDEBTEDNESS"):

              (i) The Loans.

              (ii) Indebtedness existing on the date hereof and described in
          Schedule 2.

              (iii) Indebtedness arising under Rate Hedging Agreements related to the Loans.

              (iv) Permitted Acquisition Indebtedness.

              (v) Permitted Purchase Money Obligations.

              (vi) the Indebtedness described in Schedule 6.11.

          6.12 Merger. The Borrower will not, nor will it permit Parent or any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary.

          6.13 Sale of Assets. The Borrower will not, nor will it permit Parent or any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

              (i) Sales of inventory in the ordinary course of business.

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

              (ii) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower, Parent and their Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower, Parent and their Subsidiaries.

The Lenders acknowledge that Borrower is obligated to pay a percentage of the Renewals (as defined in the Collateral Documents) to the producers of such Renewals pursuant to Principal Office Agreements (or similar oral arrangements) between Borrower and such producers.

          6.14 Investments and Acquisitions. (a) The Borrower will not, nor will it permit Parent or any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

              (i) Cash Equivalent Investments.

              (ii) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 1.

              (iii) Other than during the existence of a Default, Permitted Acquisitions (where any Subsidiary thereby created or acquired becomes a Guarantor by signing a joinder to the Guaranty and signs a joinder to the Collateral Documents as more particularly described in subsection (v) below).

              (iv) Permitted Employee and Producer Loans.

              (v) Other than during the existence of a Default, Investments in any newly created or acquired Subsidiary so long as such Subsidiary
          (i) becomes a Guarantor by signing a joinder to the Guaranty and (ii) signs a joinder to the Collateral Documents, in each instance within ten days after it becomes active (i.e. not "inactive"). The Borrower may establish or create Subsidiaries which are "inactive" (as hereinafter defined) when established or created without the necessity of complying with the foregoing requirements so long as such Subsidiaries remain "inactive"; provided that, as soon as practicable after, but in no event later than ten days after, each such Subsidiary so established or created ceases to be "inactive", Borrower shall (i) cause such Subsidiary to Guaranty the Loans, (ii) cause such Subsidiary to join the Collateral Documents as a grantor and pledgor thereunder, and (iii) amend the Collateral Documents to reflect the pledge by Borrower, Parent or the appropriate Subsidiary of all of the ownership interests in such new Subsidiary. As used herein, an "inactive" Subsidiary shall mean any Subsidiary which has no assets or liabilities, other than as nominally required under applicable law in order for such Subsidiary to be established or created. "Inactive" Subsidiaries may include, without limitation, Subsidiaries formed to reserve a certain corporate or trade name in anticipation of business being done under that name and those formed in anticipation of an Acquisition which is pending.

          (b) The Borrower will not, nor will it permit Parent or any Subsidiary to, make or suffer to exist any Permitted Acquisition if the total consideration for such Acquisition, plus the total consideration for all Acquisitions consummated during the 12 month period preceding the effective date of such Permitted Acquisition, is greater than $25,000,000 without the prior written consent of Required Lenders.

AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 31

          6.15 Liens. (a) The Borrower will not, nor will it permit Parent or any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower, Parent or any Subsidiary, except:

              (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

              (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

              (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

              (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

              (v) Liens existing on the date hereof and described in Schedule 2.

              (vi) Liens in favor of the Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.

              (vii) Liens securing Permitted Purchase Money Obligations on the assets acquired with the proceeds of such Purchase Money Obligations.

              (viii) Liens securing Permitted Acquisition Indebtedness on the assets acquired in the transaction giving rise to such Permitted Acquisition Indebtedness.

          (b) Borrower shall not, and Borrower shall not permit Parent or any Subsidiary of Parent or Borrower to, enter into any agreement (excluding this Agreement or any other Loan Documents) prohibiting the creation or assumption of any Lien upon any property, revenues, or assets of such Person, whether now owned or hereafter acquired.

          6.16 Reserved.

          6.17 Year 2000. Not later than July 31, 1999, the Borrower shall have accomplished all actions necessary to assure that its computer-based systems are able to effectively process data, including dates, on and after January 1, 2000. The Borrower shall promptly notifY the Bank in writing (i) in the event of any potential Year 2000 Problem and (ii) in the event that the Borrower believes that the requirement specified in the first sentence of this Section 6.17 has not been met or is not likely to be met by July 31, 1999. Such written notice shall specify and describe in detail the nature of the Year 2000 Problem, or reason for actual or anticipated failure to satisfy the requirements set forth in this Section 6.17, as the case may be, including a description of the equipment or systems involved, the event causing such Year 2000 Problem or actual or anticipated failure.


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

         6.18 Affiliates. The Borrower will not, and will not permit any Parent or any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

          6.19 Subordinated Indebtedness. The Borrower will not, and will not permit Parent or any Subsidiary to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness.

          6.20 Omitted.

          6.21 Sale of Accounts. The Borrower will not, nor will it permit Parent or any Subsidiary to, sell or otherwise dispose of any accounts receivable, with or without recourse.

          6.22 Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities. The Borrower will not, nor will it permit Parent or any Subsidiary to, enter into or suffer to exist any (i) Sale and Leaseback Transaction, other than Permitted Indebtedness or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, other than Permitted Indebtedness.

          6.23 Contingent Obligations. The Borrower will not, nor will it permit Parent or any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business and (ii) for the Guaranty.

          6.24 Letters of Credit. The Borrower will not, nor will it permit Parent or any Subsidiary to, apply for or become liable upon or in respect of any Letter of Credit.

          6.25 Financial Covenants.

              6.25.1 Fixed Charge Coverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBITDA minus Consolidated Capital Expenditures minus taxes paid during such period to (ii) Consolidated Interest Expense, plus current maturities of principal Indebtedness (including Capitalized Lease Obligations), plus any Permitted Repurchases (other than ESPP Repurchases), all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than (i) for the period from the date of this Agreement until December 31, 1999, 1.15 to 1.00 and (ii) thereafter, 1.25 to 1.00.

              6.25.2 Leverage Ratio. The Borrower will not permit the Leverage Ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters to be greater than 3.00 to 1.0.

              6.25.3 Minimum Net Worth. The Borrower will at all times maintain Consolidated Net Worth of not less than the sum of (i) $52,000,000, plus (ii) 75% of Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending September 30, 1999 (without deduction for losses), plus (iii) 100% of the net cash proceeds of any offering of securities after the date of this Agreement


AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 33

          (whether debt or equity and whether public or private), plus (iv) 100% of the shareholder equity of any entity acquired by Borrower, Parent or any of their respective Subsidiaries.

          6.26 Investment Company. The Borrower will cause any Subsidiary of Borrower or Parent which is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (15 U.S.C.A. Section 80a, et seq.) (the "INVESTMENT COMPANY ACT") or which is otherwise subject to the Investment Company Act to be in compliance with the Investment Company Act, including, without limitation, 15 U.S.C.A. Section 80a-18(f)(1).

          6.27 Hedging Obligation. The Borrower shall maintain at all times agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates, forward rates or commodity prices, including, but not limited to, interest rate swap or exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options in form, substance and with financial institutions acceptable to Agent, with respect to 25% of the outstanding balance of the Term Loan and the Revolving Credit Facility.

                                   ARTICLE VII

                                    DEFAULTS

          The occurrence of any one or more of the following events shall constitute a Default:

          7.1 Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

          7.2 Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any commitment fee or other obligations under any of the Loan Documents within five days after the same becomes due.

          7.3 The breach by the Borrower of any of the terms or provisions of
 Article VI, Section 6.2, 6.10, 6.11, 6.12, 6.13, 6.14, 6.25 or 6.26.

          7.4 The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within ten days after written notice from the Agent or any Lender; provided, that if such breach can be cured and Borrower begins and is diligently pursuing a cure thereof prior to the expiration of the ten day cure period above provided, then Borrower shall not be in default hereunder if Borrower cures such failure within thirty days after the above provided written notice of such breach.

          7.5 Failure of the Borrower or any of its Subsidiaries or any Guarantor to pay when due any Indebtedness aggregating in excess of $250,000 ("MATERIAL INDEBTEDNESS"); or the default by the Borrower or any of its Subsidiaries or any Guarantor in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries or any Guarantor shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the



AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 34

Borrower or any of its Subsidiaries or any Guarantor shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

          7.6 The Borrower or any of its Subsidiaries or any Guarantor shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

          7.7 Without the application, approval or consent of the Borrower or any of its Subsidiaries, or any Guarantor, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Guarantor or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

          7.8 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries or any Guarantor which, when taken together with all other Property of the Borrower and its Subsidiaries or any Guarantor so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

          7.9 The Borrower, Parent or any of their Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $25,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

          7.10 The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $100,000 or any Reportable Event shall occur in connection with any Plan.

          7.11 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $500,000 or requires payments exceeding $ 250,000 per annum.

          7.12 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer


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

Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding 100,000.

          7.13 The Borrower, Parent or any of their Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

          7.14 Any Change in Control shall occur.

          7.15 The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

          7.16 Nonpayment by the Borrower of any Rate Hedging Obligation when due or the breach by the Borrower of any term, provision or condition contained in any Rate Hedging Agreement, and the expiration of any applicable cure period.

          7.17 Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

          7.18 Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower shall fail to comply with any of the terms or provisions of any Collateral Document.

          7.19 The representations and warranties set forth in Section 5.15 shall at any time not be true and correct.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

          8.1 Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

          If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the

AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 36

Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

          8.2 Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

              (i) Extend the final maturity of any Loan or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

              (ii) Reduce the percentage specified in the definition of Required Lenders.

              (iii) Extend the Facility Termination Date, the Revolving Credit Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Aggregate Commitment or of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

              (iv) Amend this Section 8.2.

              (v) Release any guarantor of any Advance or, except as provided in the Collateral Documents, in one transaction or series of transactions, release all or a Substantial Portion of the Collateral.

              (vi) Amend the definition of Borrowing Base.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

          8.3 Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

          9.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.


AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 37

          9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

          9.3 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

          9.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

          9.5 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6 Expenses; Indemnification. (i) THE BORROWER SHALL REIMBURSE THE AGENT AND THE ARRANGER FOR ANY COSTS, INTERNAL CHARGES AND OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES AND TIME CHARGES OF ATTORNEYS FOR THE AGENT, WHICH ATTORNEYS MAY BE EMPLOYEES OF THE AGENT) PAID OR INCURRED BY THE AGENT OR THE ARRANGER IN CONNECTION WITH THE PREPARATION, NEGOTIATION, EXECUTION, DELIVERY, SYNDICATION, REVIEW, AMENDMENT, MODIFICATION, AND ADMINISTRATION OF THE LOAN DOCUMENTS. THE BORROWER ALSO AGREES TO REIMBURSE THE AGENT, THE ARRANGER AND THE LENDERS FOR ANY COSTS, INTERNAL CHARGES AND OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES AND TIME CHARGES OF ATTORNEYS FOR THE AGENT, THE ARRANGER AND THE LENDERS, WHICH ATTORNEYS MAY BE EMPLOYEES OF THE AGENT, THE ARRANGER OR THE LENDERS) PAID OR INCURRED BY THE AGENT, THE ARRANGER OR ANY LENDER IN CONNECTION WITH THE COLLECTION AND ENFORCEMENT OF THE LOAN DOCUMENTS. EXPENSES BEING REIMBURSED BY THE BORROWER UNDER THIS SECTION INCLUDE, WITHOUT LIMITATION, COSTS AND EXPENSES INCURRED IN CONNECTION WITH THE REPORTS DESCRIBED IN THE FOLLOWING SENTENCE. THE BORROWER ACKNOWLEDGES THAT FROM TIME TO TIME BANK ONE MAY PREPARE AND MAY DISTRIBUTE TO THE LENDERS (BUT SHALL HAVE NO OBLIGATION OR DUTY TO PREPARE OR TO DISTRIBUTE TO THE LENDERS) CERTAIN AUDIT REPORTS (THE "REPORTS") PERTAINING TO THE BORROWER'S ASSETS FOR INTERNAL USE BY BANK ONE FROM INFORMATION FURNISHED TO IT BY OR ON BEHALF OF THE BORROWER, AFTER BANK ONE HAS EXERCISED ITS RIGHTS OF INSPECTION PURSUANT TO THIS AGREEMENT.

         (ii) THE BORROWER HEREBY FURTHER AGREES TO INDEMNIFY THE AGENT, THE ARRANGER AND EACH LENDER, ITS DIRECTORS, OFFICERS AND EMPLOYEES AGAINST ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR


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


PREPARATION THEREFOR WHETHER OR NOT THE AGENT, THE ARRANGER OR ANY LENDER IS A PARTY THERETO) WHICH ANY OF THEM MAY PAY OR INCUR ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE DIRECT OR INDIRECT APPLICATION OR PROPOSED APPLICATION OF THE PROCEEDS OF ANY LOAN HEREUNDER EXCEPT TO THE EXTENT THAT THEY ARE DETERMINED IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY SEEKING INDEMNIFICATION. THE OBLIGATIONS OF THE BORROWER UNDER THIS SECTION 9.6 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

          9.7 Usury Savings Clause. Notwithstanding anything to the contrary in this Agreement, the Notes or any other Loan Document, or in any other agreement entered into in connection with the Notes or securing the indebtedness evidenced by the Notes, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under the Notes or otherwise in connection with the Notes shall under no circumstances exceed the maximum rate of interest permitted by applicable law. In the event the maturity of the Notes is accelerated by reason of an election by the holder thereof resulting from a default thereunder or under any other document executed as security therefor or in connection therewith, or by voluntary prepayment by the maker, or otherwise, then earned interest may never include more than the maximum rate of interest permitted by applicable law. If from any circumstance any holder of any of the Notes shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the maximum rate of interest permitted by applicable law shall be applied to the reduction of the principal amount owing on such Notes or on account of any other principal indebtedness of the maker to the holders of such Notes, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal thereof and such other indebtedness, the amount of such excessive interest that exceeds the unpaid balance of principal thereof and such other indebtedness shall be refunded to the Borrower. All sums paid or agreed to be paid to the holder of the Notes for the use, forbearance or detention of the indebtedness of the maker to the holder of such Notes shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full for the purpose of determining the actual rate on such indebtedness is uniform throughout the term thereof. The terms "maximum amount" or "maximum rate" as used in this Agreement, or in any other agreement entered into in connection with the Notes or securing the indebtedness evidenced by the Notes, whether now existing or hereafter arising and whether written or oral, include, as to Chapter 303 of the Texas Finance Code (and as same may be incorporated by reference in other statutes of the State of Texas), but otherwise without limitation, that rate based upon the "weekly ceiling"; provided, however, that this designation shall not preclude the rate of interest contracted for, charged or received in connection with the Loans from being governed by, or construed in accordance with, any other state or federal law, including but not limited to, Public Law 96-221. Chapter 346 of the Texas Finance Code as in effect on the date hereof and as the same may hereafter be amended or supplemented from time to time, shall not apple to any of the loans or any loan document.

          9.8 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower's audited financial statements.

          9.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or



AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 39
validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

          9.10 Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

          9.11 Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.4.

          9.12 Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

          9.13 Disclosure. Borrower and each Lender hereby (i) acknowledge and agree that (a) one or more Affiliates of Bank One are or may become direct or indirect equity investors in Borrower or Parent, (b) Bank One is or may become a lender to, and agent bank for, Borrower or Parent, and (c) Bank One and/or its Affiliates from time to time may hold other investments in, make other loans to or have other relationships with Borrower or Parent, and (ii) waive any liability of Bank One or such Affiliate to Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Bank One or its Affiliates.

                                    ARTICLE X

                                    THE AGENT

          10.1 Appointment; Nature of Relationship. Bank One is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "AGENT") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document


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



and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of
Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

          10.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

          10.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

          10.4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

          10.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (unless the consent of more than the Required Lenders is required pursuant to Section 8.2, in which case the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Lenders required by such Section), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

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

          10.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

          10.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

          10.8 Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this
Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

          10.9 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

          10.10 Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

          10.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by


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


the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

          10.12 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 10.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

          10.13 Agent's Fee. The Borrower agrees to pay to the Agent, for its own account, the fees agreed to by the Borrower and the Agent pursuant to that certain letter agreement dated of even date herewith or as otherwise agreed from time to time.

          10.14 Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

          10.15 Execution of Collateral Documents. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf the Collateral Documents and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents.

          10.16 Collateral Releases. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or


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


appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

          10.17 Co-Agents and Arranger. Neither any of the Lenders identified in this Agreement as a "co-agent" (if any) nor the Arranger shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders nor the Arranger shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 10.11.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

          11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

          11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to Indebtedness of the Borrower to a Lender other than Indebtedness comprised of Loans made by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness comprised of such Loans.

          11.3 Proceeds of Collateral. Lenders agree, among themselves, that unless otherwise agreed to by Agent and the Required Lenders, all monies collected or received by Agent after the occurrence of an Event of Default in respect of the security for the Loans, directly or indirectly, or by any other means shall be applied (a) to all costs of collection or maintenance of the Collateral, and then to either interest or principal of the Loans as recommended by Agent and approved by the Required Lenders (except that any amounts to be applied to interest or principal shall be distributed to Lenders based on their Commitment Percentage) until the Loans are paid in full, and (b) to any Rate Hedging Obligations owed to any Lender under any Rate Hedging Agreement, only after payment in full of the outstanding principal and interest under the Loans.

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
                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with
Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

         12.2 Participations.

                  12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents (in amounts of not less than $5,000,000, or a lesser amount with the consent of Borrower). In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Revolving Credit Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

                  12.2.3 Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
         Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right

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


         of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

         12.3 Assignments.

                  12.3.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

                  12.3.2 Effect; Effective Date. Upon (1) delivery to the Agent of an assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $4,000 fee paid by the assigning Lender or purchaser to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         12.4 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

         12.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor


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


Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIII

                                     NOTICES

         13.1 Notices, Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

         13.2 Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS ( BUT WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OR PRINCIPLES) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN DALLAS, TEXAS IN ANY ACTION OR PROCEEDING


AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 47

ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN DALLAS, TEXAS.

         15.3 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK.
                      SIGNATURES FOUND ON FOLLOWING PAGES.]


AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 48

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                             BORROWER:

                             CLARK/BARDES, INC., a Delaware Corporation,

                             By: /s/ THOMAS M. PYRA
                                ------------------------------------------------
                             Print Name: Thomas M. Pyra
                                        ----------------------------------------
                             Title:  CFO & COO
                                   ---------------------------------------------

                                      102 S. Wynstone Park Drive, Suite 200
                                      N. Barrington, Illinois 60010
                                      Attention: W.T. Wamburg and Tom Pyra
                                      Telephone: (947) 304-5800
                                      FAX: (847) 304-5878

COMMITMENTS:                 LENDERS:

Term: $7,500,000             BANK ONE, TEXAS, N.A., a national banking
Revolving: $22,500,000       association, Individually and as Agent

                             By: /s/ [ILLEGIBLE]
                                ------------------------------------------------
                             Print Name: [ILLEGIBLE]
                                        ----------------------------------------
                             Title: Vice President
                                   ---------------------------------------------

                                      1717 Main Street; Third Floor
                                      Dallas, Texas 75201
                                      Attention: Chris Holder
                                      Telephone: (214) 290-4146
                                      FAX: (214) 290-2305

Term: $7,500,000             U.S. BANK NATIONAL ASSOCIATION, a national banking
Revolving: $22,500,000       association, Individually and as Co-Agent


                             By: /s/ JASON TORNOW
                                ------------------------------------------------
                             Print Name: Jason Tornow
                                        ----------------------------------------
                             Title: Corporate Banking Officer
                                   ---------------------------------------------

                                      601 Second Avenue South
                                      Minneapolis, Minnesota 55402-4302
                                      Attention: Jose A. Peris
                                      Telephone: (612) 973-0551
                                      FAX: (612) 973-0832


AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 49

                            LaSalle Bank National Association (f.k.a.

Term: $6,250,000            LASALLE NATIONAL BANK), a national banking
Revolving: $18,750,000      association

                             By: /s/ RICHARD J. MELNICK
                                ------------------------------------------------
                             Print Name: Richard J. Melnick
                                        ----------------------------------------
                             Title: First Vice President
                                   ---------------------------------------------

                                      135 South LaSalle Street
                                      Chicago, Illinois 60603
                                      Attention: Richard J. Melnick
                                      Telephone: (312) 904-7117
                                      FAX: (312) 904-6353

Term: $3,750,000            COMPASS BANK, an Alabama state bank
Revolving: $11,250,000

                             By: /s/ TODD D. PING
                                ------------------------------------------------
                             Print Name: Todd D. Ping
                                        ----------------------------------------
                             Title: Vice President
                                   ---------------------------------------------


                                      8080 N. Central Expressway, Suite 250
                                      Dallas, Texas 75206
                                      Attention: Todd Ping
                                      Telephone: (214) 706-8065
                                      FAX: (214) 890-8625


AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 50

                                PRICING SCHEDULE

        APPLICABLE       LEVEL I   LEVEL II  LEVEL III   LEVEL IV   LEVEL V
          MARGIN         STATUS     STATUS    STATUS      STATUS    STATUS
        ----------       ------     ------    ------      ------    ------
      Eurodollar Rate     1.25%     1.625%    2.00%        2.25%    2.50%
      Floating Rate       0.00%     0.00%     0.00%        0.25%    0.50%

        APPLICABLE       LEVEL I   LEVEL II  LEVEL III   LEVEL IV   LEVEL V
         FEE RATE        STATUS     STATUS    STATUS      STATUS    STATUS
        ----------       ------     ------    ------      ------    ------
      Commitment Fee     0.25%      0.25%     0.35%       0.425%    0.50%

         For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "FINANCIALS" means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(i) or (ii).

         "LEVEL I STATUS" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than or equal to 1.00 to 1.00.

         "LEVEL II STATUS" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than or equal to 1.50 to 1.00.

         "LEVEL III STATUS" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than or equal to 2.00 to 1.00.

         "LEVEL IV STATUS" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level 11 Status or Level III Status and (ii) the Leverage Ratio is less than or equal to 2.50 to 1.00.

         "LEVEL V STATUS" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Leverage Ratio is less than or equal to
3.00 to 1.00.

         "STATUS" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

         The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.


AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)              Page 51

                               Commitment Schedule

                     Term Loan    Revolving     Total     Commitment
     Lender          Commitment  Commitment   Commitment  Percentage
     ------          ----------  ----------   ----------  ----------

1. Bank One, Texas  $ 7,500,000  $22,500,000  $ 30,000,000     30%
2. US Bank          $ 7,500,000  $22,500,000  $ 30,000,000     30%

3. LaSalle Bank     $ 6,250,000  $18,750,000  $ 25,000,000     25%

4. Compass Bank     $ 3,750,000  $11,250,000  $ 15,000,000     15%
                    -----------  -----------  ------------    ---
          Totals:   $25,000,000  $75,000,000  $100,000,000    100%
                    ===========  ===========  ============    ===



AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)              Page 52

                                   EXHIBIT A

                                FORM OF OPINION


                                 [SEE ATTACHED]



AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)              Page 53

                                   EXHIBIT B

                             COMPLIANCE CERTIFICATE


         To:  The Lenders parties to the
              Credit Agreement Described Below

              This Compliance Certificate is furnished pursuant to that certain Amended and Restated Credit Agreement dated as of _____________, ____ (as amended, modified, renewed or extended from time to time, the "AGREEMENT") among Clark/Bardes, Inc. (the "BORROWER"), the lenders party thereto and Bank One, Texas, N.A., as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected _________ of the Borrower;

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

         4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         5. Schedule II hereto sets forth the determination of the interest rates to be paid for Advances and the commitment fee rates commencing on the fifth day following the delivery hereof.

         6. Schedule III attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement, the Security Agreement and the other Loan Documents and the status of compliance.

         7. Schedule IV attached hereto sets forth a computation of the Borrowing Base, together with a list of the cases and policies included in such computation, all of which data and computations are true, complete and correct.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:


      -------------------------------------------------------------------------

      -------------------------------------------------------------------------

      -------------------------------------------------------------------------


     The foregoing certifications, together with the computations set forth in
Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of ________, ____.


                                             -------------------


AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)              Page 54

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                       Compliance as of _______,____ with
                      Sections 6.25.1, 6.25.2 and 6.25.3 of
                                  the Agreement





AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 55

                      SCHEDULE II TO COMPLIANCE CERTIFICATE

                    Borrower's Applicable Margin Calculation







AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 56

                     SCHEDULE III TO COMPLIANCE CERTIFICATE

                      Reports and Deliveries Currently Due








AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 57

                      SCHEDULE IV TO COMPLIANCE CERTIFICATE

                         Calculation as of _______, ____
                                       of
                               the Borrowing Base

I.       Net Commissions and Fees (i.e. after deducting for Attrition Rate) to be earned on existing policies and contracts (less commissions to be
         paid to producers) (Attach list as Exhibit A):                                $
                                                                                        --------------

II.      Discounted to present value at 12% equals the Present Value of Renewals       $
                                                                                        --------------

III.     Multiplied by (i) (90%), and (ii) one minus the assumed expense
         allowance equals the Net Present Value of Renewals:                           $
                                                                                        --------------

IV.      Multiplied by applicable Advance Rate:

              $        times 80%                                                       $
               -------                                                                  --------------
              $        times 70%                                                       $
               -------                                                                  --------------
              $        times 50%                                                       $
               -------                                                                  --------------
              $        times 30%                                                       $
              -------                                                                   --------------

V.       Minus the current outstanding balance of the Term Loan and the
         Revolving Credit Facility:                                                    $
                                                                                        --------------

VI.      Minus the other Consolidated Funded Indebtedness equals the
         availability under the Revolving Credit Facility:                             $
                                                                                        --------------



AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 58

                                    Exhibit A

    Case/Policy      Policy       Commission     Producer     Attrition Rate    Advance Rate     Net Commission
                     Amount       Amount/Fee    Commission                                           Amount
                 (if applicable)    Amount          %
    -----------  --------------   ----------    ----------    --------------    ------------     --------------

    -----------  --------------   ----------    ----------    --------------    ------------     --------------

    -----------  --------------   ----------    ----------    --------------    ------------     --------------

    -----------  --------------   ----------    ----------    --------------    ------------     --------------

    -----------  --------------   ----------    ----------    --------------    ------------     --------------

    -----------  --------------   ----------    ----------    --------------    ------------     --------------

    -----------  --------------   ----------    ----------    --------------    ------------     --------------

    -----------  --------------   ----------    ----------    --------------    ------------     --------------

    -----------  --------------   ----------    ----------    --------------    ------------     --------------

    -----------  --------------   ----------    ----------    --------------    ------------     --------------

    -----------  --------------   ----------    ----------    --------------    ------------     --------------

    -----------  --------------   ----------    ----------    --------------    ------------     --------------

    -----------  --------------   ----------    ----------    --------------    ------------     --------------

    -----------  --------------   ----------    ----------    --------------    ------------     --------------
                                                                                   Total
                                                                                                 --------------


AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)              Page 59

                                    EXHIBIT C

                              ASSIGNMENT AGREEMENT

         This Assignment Agreement (this "ASSIGNMENT AGREEMENT") between ________________ (the "ASSIGNOR") and _____________ (the "ASSIGNEE") is dated as of ________, 19__. The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. The Assignor is a party to an Amended and Restated Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "CREDIT AGREEMENT") described in
Item 1 of Schedule 1 attached hereto ("Schedule 1). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents relating to the facilities listed in Item 3 of Schedule 1. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of
Schedule 1.

         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "EFFECTIVE DATE") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

         4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Loans hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Agent which relate to the portion of the Commitment or Loans assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

         5. RECORDATION FEE. The Assignor and Assignee each agree to pay one-half of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement unless otherwise specified in Item 6 of Schedule 1.

         6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and
(iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee.



AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 60

Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectibility of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         7. REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement, and
(ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

         8. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Texas.

         9. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         10. COUNTERPARTS; DELIVERY BY FACSIMILE. This Assignment Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

         IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing Schedule 1 hereto as of the date first above written.




AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 61

                                   SCHEDULE 1
                             to Assignment Agreement

1. Description and Date of Credit Agreement:

2. Date of Assignment Agreement: ________, 19__

3. Amounts (As of Date of Item 2 above):


                                 Revolving Credit Facility      Term Loan
                                 -------------------------     -----------
a. Assignee's percentage of
each Facility purchased under          _.0000000000%          _.0000000000%
the Assignment Agreement

b. Amount of each Facility
purchased under the Assignment         $                       $
Agreement                               -----------             ----------

4.   Assignee's Commitment (or Loans
     with respect to terminated
     Commitments) purchased
     hereunder:                              $
                                              ------------

5.   Proposed Effective Date:
                                             ---------------

6.   Non-standard Recordation Fee
     Arrangement                                  N/A

Accepted and Agreed:

[NAME OF ASSIGNOR]                     [NAME OF ASSIGNEE]

By:                                    By:
   ----------------------------           -----------------------
Title:                                 Title:
      -------------------------              --------------------

ACCEPTED AND CONSENTED TO BY:

BANK ONE, TEXAS, N.A.

By:
   ----------------------------
Title:
      -------------------------


                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 62

                        ADMINISTRATIVE INFORMATION SHEET

         Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
                           (Sample form shown below)


                              ASSIGNOR INFORMATION

CONTACT:

Name:                                   Telephone No.:
      -----------------------------                   ------------------------
Fax No.:                                Telex No.:
      -----------------------------                ---------------------------
                                        Answerback:
                                                   ---------------------------
PAYMENT INFORMATION:

Name & ABA # of Destination Bank:
                                 ---------------------------------------------

                                 ---------------------------------------------

Account Name & Number for Wire Transfer:
                                         -------------------------------------

                                         -------------------------------------
Other Instructions:
                   -----------------------------------------------------------

------------------------------------------------------------------------------

ADDRESS FOR NOTICES FOR ASSIGNOR:
                                 ----------------------------------------------

                                 ----------------------------------------------

                                 ----------------------------------------------


                              ASSIGNEE INFORMATION
CREDIT CONTACT:

Name:                                   Telephone No.:
      -----------------------------                   ------------------------
Fax No.:                                Telex No.:
      -----------------------------                ---------------------------
                                        Answerback:
                                                   ---------------------------

KEY OPERATIONS CONTACTS:

Booking Installation:                   Booking Installation:
                     ---------------                         -----------------
Name:                                   Name:
     -------------------------------         ---------------------------------
Telephone No.:                          Telephone No.:
              ----------------------                  ------------------------
Fax No.:                                Fax No.:
        ----------------------------            ------------------------------
Telex No.:                              Telex No.:
          --------------------------              ----------------------------
Answerback:                             Answerback:
           -------------------------               ---------------------------


AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)              Page 63

PAYMENT INFORMATION:

Name & ABA # of Destination Bank:
                                 ----------------------------------------------

                                 ----------------------------------------------

Account Name & Number for Wire Transfer:
                                        ---------------------------------------

                                        ---------------------------------------
Other Instructions:
                   ------------------------------------------------------------

-------------------------------------------------------------------------------

ADDRESS FOR NOTICES FOR ASSIGNEE:
                                 ----------------------------------------------

                                 ----------------------------------------------

                                 ----------------------------------------------
BOT INFORMATION

     Assignee will be called promptly upon receipt of the signed agreement.


INITIAL FUNDING CONTACT:                SUBSEQUENT OPERATIONS CONTACT:

Name:                                   Name:
     -------------------------------         ----------------------------------

Telephone No.: (214)                    Telephone No.: (214)
                    ----------------                        -------------------
Fax No.: (214)                          Fax No.: (214)
              ----------------------                  -------------------------
                                        BOT Telex No.:
                                                      -------------------------

INITIAL FUNDING STANDARDS:

Libor - Fund 2 days after rates are set.

BOT WIRE INSTRUCTIONS:
                                -------------------------

ADDRESS FOR NOTICES FOR BOT:    1717 Main Street; Third Floor
                                Dallas, Texas 75201
                                Attention: Corporate Banking Group
                                Telephone: (214)
                                                ------------------------
                                Telecopy: (214)
                                               -------------------------


AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)              Page 64

                                    EXHIBIT D

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To Bank One, Texas, Agent,
as Agent (the "AGENT") under the Credit Agreement
Described Below

Re: Credit Agreement, dated ______________,____ (as the same may be amended or modified, the "CREDIT AGREEMENT"), among Clark/Bardes, Inc. (the "Borrower"), the Lenders named therein and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with
Section 2.14 of the Credit Agreement.

Facility Identification Number(s)
                                 -------------------------------------------
Customer/Account Name
                     -------------------------------------------------------
Transfer Funds To
                 -----------------------------------------------------------

                 -----------------------------------------------------------

For Account No.
               -------------------------------------------------------------

Reference/Attention To
                      ------------------------------------------------------

Authorized Officer (Customer Representative)      Date
                                                       ---------------------

-------------------------------------------       --------------------------
(Please Print)                                    Signature

Bank Officer Name                                 Date
                                                      ---------------------

------------------------------------------        --------------------------
(Please Print)                                    Signature

    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 65

                                   EXHIBIT E-1

                         AMENDED AND RESTATED TERM NOTE

$____________                                             ______________,_______

         Clark/Bardes, Inc., a Delaware corporation (the "BORROWER"), promises to pay to the order of _____________________________ (the "LENDER") the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, Texas, N.A. in Dallas, Texas, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date and shall make such mandatory payments as are required to be made under the terms of Article II of the Agreement. This Note amends, restates (but does not extinguish) and evidences the outstanding indebtedness evidenced by that certain Term Note, dated ____________________, in the original principal amount of $________ (the "Prior Note"). The liens and security interests securing the Prior Note have been renewed pursuant to the Agreement and secure this Note.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Term Notes issued pursuant to, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of ______________________,______ (which, as it may be amended or modified and in effect from time to time, is herein called the "AGREEMENT"), among the Borrower, the lenders party thereto, including the Lender, and Bank One, Texas, N.A., as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents and guaranteed pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                         CLARK/BARDES, INC., a Delaware
                                         corporation

                                         By:
                                            --------------------------------
                                         Print Name:
                                                    ------------------------
                                         Title:
                                               -----------------------------

AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 66

                                   EXHIBIT E-2

                       AMENDED AND RESTATED REVOLVING NOTE

$____________                                             ______________,_______


         Clark/Bardes, Inc., a Delaware corporation (the "BORROWER"), promises to pay to the order of _____________________________ (the "LENDER") the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, Texas, N.A. in Dallas, Texas, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date and shall make such mandatory payments as are required to be made under the terms of Article II of the Agreement. This Note amends, restates (but does not extinguish) and evidences the outstanding indebtedness evidenced by that certain Revolving Note, dated ____________________, in the original principal amount of $________ (the "Prior Note"). The liens and security interests securing the Prior Note have been renewed pursuant to the Agreement and secure this Note.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Revolving Notes issued pursuant to, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of ______________________,______ (which, as it may be amended or modified and in effect from time to time, is herein called the "AGREEMENT"), among the Borrower, the lenders party thereto, including the Lender, and Bank One, Texas, N.A., as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents and guaranteed pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                         CLARK/BARDES, INC., a Delaware
                                         corporation

                                         By:
                                            --------------------------------
                                         Print Name:
                                                    ------------------------
                                         Title:
                                               -----------------------------

AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 67

                                   SCHEDULE I

                       SUBSIDIARIES AND OTHER INVESTMENTS
                           (See Sections 5.8 and 6.14)

=========================================================================
    Investment In      Jurisdiction of    Owned By      Percent Ownership
                        Organization
-------------------------------------------------------------------------
Schoenke & Associates     Hawaii         Borrower            95%
of Hawaii, L.P.
-------------------------------------------------------------------------
Wamberg Financial         Delaware       Borrower           100%
Corporation
-------------------------------------------------------------------------
Borrower                  Delaware       Parent             100%
=========================================================================



AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 68

                                   SCHEDULE 2

                             INDEBTEDNESS AND LIENS
                       (See Sections 5.14, 6.11 and 6.15)

===============================================================================================
Indebtedness Incurred  Indebtedness Owed To   Property Encumbered          Maturity and Amount
         By                                        (If Any)                 of Indebtedness
-----------------------------------------------------------------------------------------------
Borrower               Schoenke & Associates     Commission renewals      $2,000,000 (9/l/2000)
                                                 and/or fees under
                                                 Student Loan
                                                 Marketing Association
                                                 Split Dollar Life
                                                 Insurance Program
===============================================================================================



AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)              Page 69

                                  SCHEDULE 6.11

                              SPECIFIC INDEBTEDNESS

         Promissory Note dated September 18, 1998 in the stated principal amount of $2,000,000 executed by Borrower as maker in favor of Schoenke & Associates Securities Corporation as payee.




AMENDED AND RESTATED CREDIT AGREEMENT (Clark/Bardes, Inc.)               Page 70